SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2017

                 BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

80 Blanchard Road

Burlington, MA 01803

(Address of principal executive offices, including zip code)

     (781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company       [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       [   ]

Item 1.01. Entry into a Material Definitive Agreement

Loan Agreement with Montage Capital

On October 10, 2017, Bridgeline Digital, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Montage Capital II, L.P. (“Montage”). The Loan Agreement has a thirty-six (36) month term which expires on October 10, 2020. The Loan Agreement provides for up to $1.5 million of borrowing in the form of a non-revolving term loan which may be used by the Company for working capital purposes (the “Loan”). $1 million of borrowing was advanced on the date of closing (the “First Tranche”). An additional $500 thousand of borrowing will be available at the Company’s option in the event that the Company achieves certain financial milestones and is otherwise in compliance with its loan covenants (the “Second Tranche”). Borrowings bear interest at the rate of 12.75% per annum. The Company paid a fee of $33,333.33 to Montage at closing. Interest only payments are due and payable during the first nine months of the Loan. Commencing on July 1, 2018, the Company shall be obligated to make principal payments of $26,000 per month if only the First Tranche has been received and $39,000 if the Company has received both the First Tranche and the Second Tranche. All remaining principal and interest shall be due and payable at maturity. Borrowings are secured by a second position lien on all of the Company’s assets including intellectual property and general intangibles. Pursuant to the Loan Agreement, the Company is also required to comply with certain financial covenants.  The Loan is subordinate to the Company’s senior debt facility with Heritage Bank of Commerce (“Heritage”). As additional consideration for the Loan, the Company issued to Montage an eight-year warrant to purchase 66,213 shares of the Company’s common stock at a price equal to $2.65 per share which may increase to an aggregate of 100,082 shares of the Company’s common stock in the event that Montage advances the Second Tranche (the “Warrant”). Further, in the event of a change in control prior to the exercise of the Warrant, Montage shall have the right to receive an equity buy-out of either $250 thousand if only the First Tranche has been advanced or $375 thousand if both the First Tranche and the Second Tranche have been advanced. If the equity buy-out is exercised, the Warrant will be surrendered to the Company for cancellation.

Heritage Bank Consent and Intercreditor Agreement

Heritage consented to the Company’s incurrence of additional indebtedness from Montage and the grant of a second position lien to Montage. In addition, Heritage and Montage entered into an Intercreditor Agreement dated October 10, 2017, and acknowledged by the Company.

The description of agreements and securities contained in this Form 8-K is qualified in its entirety by reference to the full text of the agreements and securities that the Company filed as exhibits to this Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities

See the disclosure set forth in Item 1.01 above, which is incorporated herein by reference.

The securities offered, issued and sold pursuant to the Loan Agreement were issued without registration and are subject to restrictions under the Securities Act of 1933, as amended, and the securities laws of certain states, in reliance on the private offering exemptions contained in Section 4(2) of the Securities Act of 1933 and on Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws as a transaction not involving a public offering.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Loan and Security Agreement between Bridgeline Digital, Inc. and Montage Capital II, L.P., dated October 10, 2017

10.2	Form of Warrant to Purchase Stock issued to Montage Capital II, L.P.

10.3	Intercreditor Agreement between Heritage Bank of Commerce and Montage Capital II, L.P., dated October 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC. (Registrant)

By:	/s/ Michael D. Prinn
Michael D. Prinn
Executive Vice President and Chief Financial Officer

Date: October 13, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Loan and Security Agreement between Bridgeline Digital, Inc. and Montage Capital II, L.P., dated October 10, 2017

10.2	Form of Warrant to Purchase Stock issued to Montage Capital II, L.P.

10.3	Intercreditor Agreement between Heritage Bank of Commerce and Montage Capital II, L.P., dated October 10, 2017